Exhibit 32

Section 1350 Certifications

Pursuant to 18 U.S.C. § 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Shearson American REIT, Inc., a Nevada corporation (the Company), hereby certify that:

To my knowledge, the Quarterly Report on Form 10-Q (Amendment No. 1) of the Company for the period ended September 30, 2010 (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  April 1, 2011

By:	/s/ John Williams
John Williams
Chief Executive Officer
(Principal Executive Officer)

Dated:  April 1, 2011

Company Name

By:	/s/ John D. Glassgow
John D. Glassgow
Chief Financial Officer
(Principal Financial and Accounting Officer)